Exhibit 99.1

NEWS RELEASE

For more information contact:
David Pasquale
Global IR Partners
914-337-8801
lscc@globalirpartners.com

LATTICE SEMICONDUCTOR REPORTS FIRST QUARTER OF 2018 RESULTS

First Quarter 2018 Highlights:

•Revenue at $98.6 million, 3.5% sequential growth and in-line with expectations
•Company continuing to execute as planned; reports high level of customer activity across a wide range of product families
•Gross Margin improves sequentially to 57.3%
•Net Loss of $0.05 on a GAAP basis and Net Income of $0.05 on a Non-GAAP Basis
•Board of Directors adds three new, highly qualified, independent directors
* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."
PORTLAND, OR - April 26, 2018 - Lattice Semiconductor Corporation (NASDAQ: LSCC), a leading provider of customizable smart connectivity solutions, announced financial results today for the fiscal first quarter ended March 31, 2018.
Selected Q1 2018 Financial Results and Comparisons (in thousands, except per share data)

	GAAP — Three Months Ended			Non-GAAP — Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017	March 31, 2018	December 30, 2017	April 1, 2017
Revenue	$98,623	$95,266	$104,587	$98,623	$95,266	$104,587
Gross Margin %	57.3%	53.8%	58.2%	57.6%	54.0%	58.4%
Operating Expense	$57,316	$51,937	$61,534	$45,421	$44,054	$47,679
Net (Loss) Income	$(5,952)	$(7,213)	$(7,275)	$6,118	$1,038	$7,111
Net (Loss) Income per share, basic and diluted	$(0.05)	$(0.06)	$(0.06)	$0.05	$0.01	$0.06

Glen Hawk, Interim Chief Executive Officer, said, "Lattice continues to execute on our growth strategy.  The fundamentals of our core FPGA business remain positive as we ramp many of our new design wins into production. This includes our control and connect applications in data center servers, smart speaker products, video displays, and broad market industrial applications.  Looking forward, we are encouraged by the promising early adopter successes of our edge computing applications and the launch of our comprehensive artificial intelligence tools in Q2."

Max Downing, Chief Financial Officer, added, "The year is off to a good start as our Q1 revenue and gross margin were in line with our expectations. Our non-GAAP operating expenses came in above our expectations due to approximately $2.4 million in non-recurring expenses. We remain committed to realizing our long-term cost structure targets and continue to pursue the improvements we have previously outlined, as well as other operational efficiencies we have identified. Our first quarter revenue benefited from a higher level of channel partner inventory to meet increased demand in our computing, consumer, and industrial markets. We ended the first quarter with a healthy $111.5 million in cash and short-term investments, and continue to prioritize increasing free cash flow and paying down corporate debt."

Business Outlook - Second Quarter of 2018:

•	Revenue for the second quarter of 2018 is expected to be between approximately $98 million and $102 million.

•	Gross margin percentage for the second quarter of 2018 is expected to be approximately 56% plus or minus 2% on both a GAAP and non-GAAP basis.

•
Total operating expenses for the second quarter of 2018 are expected to be between approximately $50.5 million and $52.5 million on a GAAP basis and between approximately $43 million and $45 million on a non-GAAP basis.

* For a reconciliation of GAAP to non-GAAP business outlook, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

Investor Conference Call / Webcast Details:
Lattice Semiconductor will review the Company's financial results for the fiscal first quarter of 2018 and business outlook for the second quarter and full year 2018 on Thursday, April 26 at 5:00 p.m. Eastern Time. The conference call-in number is 1-888-684-5603 or 1-918-398-4852 with conference identification number 6887938. An accompanying presentation and live webcast of the conference call will also be available on Lattice's website at www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.
A replay of the call will be available approximately 2 hours after the conclusion of the live call through 11:59 p.m. Eastern Time on May 3, 2018, by telephone at 1-404-537-3406. To access the replay, use conference identification number 6887938. A webcast replay will also be available on the investor relations section of www.latticesemi.com.

Forward-Looking Statements Notice:
The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include statements relating to: our expectation that we will continue to realize our long-term cost structure targets and continue to pursue the improvements we have previously outlined, as well as other operational efficiencies we have identified; and the statements under the heading “Business Outlook - Second Quarter of 2018.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology; and our expectation that we will remain focused on maximizing the leverage of our operating model and reduce our outstanding debt balance. Lattice believes the factors identified below could cause actual results to differ materially from the forward-looking statements.
Estimates of future revenue are inherently uncertain due to such factors as global economic conditions, which may affect customer demand, pricing pressures, competitive actions, the demand for our Mature, Mainstream and New products, and in particular our iCE40™ and MachXO3L™ devices, the ability to supply products to customers in a timely manner, changes in our distribution relationships, or the volatility of our consumer business. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, including commodity costs, variations in manufacturing yields, the failure to sustain operational improvements, the actual amount of compensation charges due to stock price changes. Any unanticipated declines in revenue or gross margin, any unanticipated increases in our operating expenses or unanticipated charges could adversely affect our profitability.
In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements in this press release include global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new products, the Company's dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 30, 2017, and Lattice’s quarterly reports filed on Form 10-Q.
You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:
Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation, restructuring charges, acquisition-related charges, amortization of acquired intangible assets, impairment of intangible assets, and the estimated tax effect of these items. These charges and adjustments may be nonrecurring in nature but are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.
The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data when making their investment decisions.
In addition, the Company uses Adjusted EBITDA in calculating the annual excess cash flow debt payment. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:
Lattice Semiconductor (NASDAQ: LSCC) is a leader in smart connectivity solutions at the network edge, where the “things” of IoT live. Our low power FPGA, 60 GHz millimeter wave, video ASSP and IP products deliver edge intelligence, edge connectivity, and control solutions to the consumer, communications, industrial, compute, and automotive markets. Our unwavering commitment to our global customers enables them to accelerate their innovation, creating an ever better and more connected world.
For more information about Lattice please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.
# # #
Lattice Semiconductor Corporation, Lattice (& design), L (& design), iCE40 and MachXO3L, and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

GENERAL NOTICE: Other product names used in this publication are for identification purposes only and may be trademarks of their respective holders.

Lattice Semiconductor Corporation
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017
Revenue	$98,623	$95,266	$104,587
Costs and expenses:
Cost of sales	42,102	44,050	43,755
Research and development	22,941	23,500	27,389
Selling, general, and administrative	27,043	23,585	23,905
Amortization of acquired intangible assets	5,636	5,563	8,514
Restructuring	1,029	2,483	66
Acquisition related charges	667	573	1,660
Impairment of acquired intangible assets	—	(3,767)	—
	99,418	95,987	105,289
Loss from operations	(795)	(721)	(702)
Interest expense	(5,114)	(4,695)	(5,568)
Other income (expense), net	554	(1,182)	(487)
Loss before income taxes	(5,355)	(6,598)	(6,757)
Income tax expense	597	615	518
Net loss	$(5,952)	$(7,213)	$(7,275)

Net loss per share, basic and diluted	$(0.05)	$(0.06)	$(0.06)

Shares used in per share calculations, basic and diluted	124,076	123,541	121,800

Lattice Semiconductor Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2018	December 30, 2017
Assets
Current assets:
Cash, cash equivalents and short-term marketable securities	$111,470	$111,797
Accounts receivable, net	65,779	55,104
Inventories	77,917	79,903
Other current assets	25,405	16,567
Total current assets	280,571	263,371

Property and equipment, net	37,674	40,423
Intangible assets, net	45,595	51,308
Goodwill	267,514	267,514
Deferred income taxes	200	198
Other long-term assets	13,279	13,147
	$644,833	$635,961

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$64,249	$64,821
Current portion of long-term debt	1,813	1,508
Deferred income and allowances on sales to distributors and deferred license revenue	—	17,318
Total current liabilities	66,062	83,647

Long-term debt	298,995	299,667
Other long-term liabilities	34,104	34,954
Total liabilities	399,161	418,268

Stockholders' equity	245,672	217,693
	$644,833	$635,961

Lattice Semiconductor Corporation
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Cash flows from operating activities:
Net loss	$(5,952)	$(7,275)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,356	15,296
Amortization of debt issuance costs and discount	507	933
(Gain) loss on sale or maturity of marketable securities	(1)	170
Loss (gain) on forward contracts	99	(78)
Stock-based compensation expense	4,800	3,843
Gain on disposal of fixed assets	(58)	—
Impairment of cost-method investment	—	339
Changes in assets and liabilities:
Accounts receivable, net	(8,867)	33,563
Inventories	2,356	1,393
Prepaid expenses and other assets	(3,253)	1,137
Accounts payable and accrued expenses (includes restructuring)	1,567	(35,029)
Accrued payroll obligations	(1,441)	(1,706)
Income taxes payable	413	(1,765)
Deferred income and allowances on sales to distributors	—	(2,720)
Deferred licensing and services revenue	(68)	(436)
Net cash provided by operating activities	2,458	7,665
Cash flows from investing activities:
Proceeds from sales of and maturities of short-term marketable securities	2,500	5,700
Purchases of marketable securities	(9,603)	(7,420)
Capital expenditures	(1,804)	(3,374)
Cash paid for software licenses	(1,837)	(1,617)
Net cash used in investing activities	(10,744)	(6,711)
Cash flows from financing activities:
Restricted stock unit withholdings	(459)	(693)
Proceeds from issuance of common stock	1,608	1,144
Repayment of debt	(875)	(10,780)
Net cash provided by (used in) financing activities	274	(10,329)
Effect of exchange rate change on cash	589	274
Net decrease in cash and cash equivalents	(7,423)	(9,101)
Beginning cash and cash equivalents	106,815	106,552
Ending cash and cash equivalents	$99,392	$97,451

Supplemental cash flow information:
Change in unrealized loss related to marketable securities, net of tax, included in Accumulated other comprehensive loss	$7	$43
Income taxes paid, net of refunds	$40	$222
Interest paid	$4,420	$5,025
Accrued purchases of plant and equipment	$232	$1,297

Lattice Semiconductor Corporation
- Supplemental Historical Financial Information -
(unaudited)

	Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017
Operations and Cash Flow Information
Percent of Revenue
Gross Margin	57.3%	53.8%	58.2%
R&D Expense	23.3%	24.7%	26.2%
SG&A Expense	27.4%	24.8%	22.9%
Depreciation and amortization (in thousands)	12,356	12,270	15,296
Stock-based compensation expense (in thousands)	4,800	3,257	3,843
Restructuring and severance related charges (in thousands)	1,029	2,483	66
Net cash provided by operating activities (thousands)	2,458	2,768	7,665
Capital expenditures (in thousands)	1,804	530	3,374
Repayment of debt (in thousands)	875	1,750	10,780
Interest paid (in thousands)	4,420	4,270	5,025
Taxes paid (cash, in thousands)	40	79	222

Balance Sheet Information
Current Ratio	4.2	3.1	2.6
A/R Days Revenue Outstanding	61	53	57
Inventory Months	5.6	5.4	5.3

Revenue% (by Geography)
Asia	73%	74%	70%
Europe (incl. Africa)	12%	13%	11%
Americas	15%	13%	19%

Revenue% (by End Market)
Communications and Computing	28%	30%	29%
Mobile and Consumer	27%	27%	30%
Industrial and Automotive	41%	41%	30%
Licensing and Services	4%	2%	11%

Revenue% (by Channel) *
Distribution	87%	83%	71%
Direct	13%	17%	29%

*	During the first quarter of 2018, we updated our channel categories to group all forms of distribution into a single channel. Prior periods have been reclassified to match current period presentation.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017

Gross Margin Reconciliation
GAAP Gross margin	$56,521	$51,216	$60,832
Stock-based compensation - gross margin	237	226	228
Non-GAAP Gross margin	$56,758	$51,442	$61,060

Gross Margin % Reconciliation
GAAP Gross margin %	57.3%	53.8%	58.2%
Cumulative effect of non-GAAP Gross Margin adjustments	0.3%	0.2%	0.2%
Non-GAAP Gross margin %	57.6%	54.0%	58.4%

Operating Expenses Reconciliation
GAAP Operating expenses	$57,316	$51,937	$61,534
Amortization of acquired intangible assets	(5,636)	(5,563)	(8,514)
Restructuring charges	(1,029)	(2,483)	(66)
Acquisition related charges (1)	(667)	(573)	(1,660)
Impairment of acquired intangible assets	—	3,767	—
Stock-based compensation - operations	(4,563)	(3,031)	(3,615)
Non-GAAP Operating expenses	$45,421	$44,054	$47,679

(Loss) Income from Operations Reconciliation
GAAP Loss from operations	$(795)	$(721)	$(702)
Stock-based compensation - gross margin	237	226	228
Amortization of acquired intangible assets	5,636	5,563	8,514
Restructuring charges	1,029	2,483	66
Acquisition related charges (1)	667	573	1,660
Impairment of acquired intangible assets	—	(3,767)	—
Stock-based compensation - operations	4,563	3,031	3,615
Non-GAAP Income from operations	$11,337	$7,388	$13,381

(Loss) Income from Operations % Reconciliation
GAAP Loss from operations %	(0.8)%	(0.8)%	(0.7)%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	12.3%	8.6%	13.5%
Non-GAAP Income from operations %	11.5%	7.8%	12.8%

(1) Legal fees and outside services that were related to our proposed acquisition by Canyon Bridge Acquisition Company, Inc.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017

Income Tax Expense Reconciliation
GAAP Income tax expense	$597	$615	$518
Estimated tax effect of non-GAAP adjustments (2)	62	(142)	(303)
Non-GAAP Income tax expense	$659	$473	$215

Net (Loss) Income Reconciliation
GAAP Net loss	$(5,952)	$(7,213)	$(7,275)
Stock-based compensation - gross margin	237	226	228
Amortization of acquired intangible assets	5,636	5,563	8,514
Restructuring charges	1,029	2,483	66
Acquisition related charges (1)	667	573	1,660
Impairment of acquired intangible assets	—	(3,767)	—
Stock-based compensation - operations	4,563	3,031	3,615
Estimated tax effect of non-GAAP adjustments (2)	(62)	142	303
Non-GAAP Net income	$6,118	$1,038	$7,111

Net (Loss) Income Per Share Reconciliation
GAAP Net loss per share - basic and diluted	$(0.05)	$(0.06)	$(0.06)
Cumulative effect of Non-GAAP adjustments	0.10	0.07	0.12
Non-GAAP Net income per share - basic and diluted	$0.05	$0.01	$0.06

Shares used in per share calculations:
Basic	124,076	123,541	121,800
Diluted - GAAP (3)	124,076	123,541	121,800
Diluted - Non-GAAP (3)	125,144	124,370	124,343

(1) Legal fees and outside services that were related to our proposed acquisition by Canyon Bridge Acquisition Company, Inc.
(2) We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”
(3) Diluted shares are calculated using the GAAP treasury stock method. In a loss position, diluted shares equal basic shares.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2018

Business Outlook - Second Quarter 2018	Low -2%	Midpoint	High +2%

GAAP Operating expenses	$50,500	$51,500	$52,500
Cumulative effect of Non-GAAP Operating expense adjustments (4)	(7,400)	(7,500)	(7,600)
Non-GAAP Operating expenses	$43,100	$44,000	$44,900

(4) Includes estimated Amortization of acquired intangible assets and Stock-based compensation included in Operating Expenses